EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements 333-22553, 33-27417, 33-32224 and 33-17829 on Forms S-8 of our report dated
March 30, 1998 appearing on Page 12 of the Annual Report of AmBase Corporation on Form 10-K for the year ended December 31, 1997.




Price Waterhouse, L.L.P.
New York, New York
March 26, 1998